EXHIBIT 4.14

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT

BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT

TREATS AS PRIVATE OR CONFIDENTIAL

Supplemental Agreement No. 11

to

Purchase Agreement No. 2191

between

The Boeing Company

and

COPA Holdings, S.A., Inc. Relating to

Boeing Model 737 Aircraft

THIS SUPPLEMENTAL AGREEMENT entered into as of August 30, 2006 by and between THE BOEING COMPANY, a Delaware corporation with its principal office in Seattle, Washington, (Boeing) and COPA HOLDINGS, S.A., INC. (Customer);

WHEREAS, the parties hereto entered into Purchase Agreement No. 2191 dated November 25, 1998 (the Agreement), as amended and supplemented, relating to Boeing Model 737-7V3 and 737-8V3 aircraft (the Aircraft); and

WHEREAS, Customer and Boeing have come to agreement on the **Material Redacted** and

WHEREAS, Boeing and Buyer have mutually agreed to amend the Agreement to incorporate the effect of these and certain other changes;

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to amend the Agreement as follows:

1.1.	Table of Contents, Tables and Exhibits:

1.2.

Remove and replace, in its entirety the “Table of Contents”, with the “Table of Contents” attached hereto and hereby made a part of the Agreement, to reflect the changes made by this Supplemental Agreement.

1.3.	Table 1-4 entitled “Aircraft Information Table for Model 737- 7V3 Aircraft ” is attached hereto to reflect the deletion of the November 2007 737-7V3 aircraft from this table.

1.4.	Table 1-5 entitled “Aircraft Information Table for Model 737- 8V3 Aircraft ” is attached hereto to reflect the addition of the November 2007 737-8V3 aircraft to this table.

PA No. 2191	Page 1	SA No. 10

EXHIBIT 4.14

1.5.

Letter Agreements: No. 6-1162-LAJ-982R3, entitled “Special Matters” Article 14 has been updated to correct various manufacturer’s serial numbers and to include our agreement on **Material Redacted** for certain future aircraft.

The Purchase Agreement will be deemed to be supplemented to the extent herein provided as of the date hereof and as so supplemented will continue in full force and effect.

Boeing and Customer have each caused this Supplemental Agreement to be duly executed as of the day and year first written above.

THE BOEING COMPANY		COPA HOLDINGS, S.A.

**Material Redacted**

By:		By:

Its:	Attorney-In-Fact	Its:	Chief Executive Officer

PA No. 2191	Page 2	SA No. 10

EXHIBIT 4.14

TABLE OF CONTENTS

ARTICLES		SA NUMBER

1.	Quantity, Model and Description	SA 3

2.	Delivery Schedule

3.	Price

4.	Payment	SA 3

5.	Miscellaneous

TABLE

1-1	Aircraft Information Table for Model 737-7V3 Aircraft	SA 4
1-2	Aircraft Information Table for Model 737-8V3 Aircraft	SA 5
1-3	Aircraft Information Table for Model 737-7V3 Aircraft	SA 7
1-4	Aircraft Information Table for Model 737-7V3 Aircraft	SA 11
1-5	Aircraft Information Table for Model 737-8V3 Aircraft	SA 11

EXHIBIT

A-1	Aircraft Configuration for Model 737-7V3 Aircraft	SA 3
A-2	Aircraft Configuration for Model 737-8V3 Aircraft	SA 3

B.	Aircraft Delivery Requirements and Responsibilities	SA 3

SUPPLEMENTAL EXHIBITS

AE1.	Escalation Adjustment Airframe and Optional Features	SA 10

BFE1.	BFE Variables	SA 3

CS1.	Customer Support Variables	SA 3

EE1.	Engine Escalation/Engine Warranty and Patent Indemnity

SLP1.	Service Life Policy Components

PA No. 2191	SA No. 10

EXHIBIT 4.14

LETTER AGREEMENTS
2191-01	Demonstration Flight Waiver
2191-02	Escalation Sharing
2191-03	Seller Purchased Equipment

RESTRICTED LETTER AGREEMENTS

6-1162-DAN -0123	Performance Guarantees
6-1162-DAN -0124	Special Matters
6-1162-DAN -0155	Airframe Escalation Revision
6-1162-DAN -0156	Year 2000 Ready Software, Hardware and Firmware
6-1162-DAN -0157	Miscellaneous Matters
6-1162-MJB-0017	Special Matters
6-1162-MJB-0030	Special Matters
6-1162-LAJ-874R	Special Matters	SA 5
6-1162-LAJ-874R1	Special Matters	SA 6
6-1162-LAJ-874R2	Special Matters	SA 7
6-1162-LAJ-982	Special Matters	SA 8
6-1162-LAJ-982R3	Special Matters	SA 11
6-1162-RLL-3852	737-800 Performance Guarantees	SA 9

SUPPLEMENTAL AGREEMENTS	DATED AS OF:
Supplemental Agreement No. 1	June 29, 2001
Supplemental Agreement No. 2	December 21, 2001
Supplemental Agreement No. 3	June 14, 2002
Supplemental Agreement No. 4	December 20, 1002
Supplemental Agreement No. 5	October 31, 2003
Supplemental Agreement No. 6	September 9, 2004
Supplemental Agreement No. 7	December 9, 2004
Supplemental Agreement No. 8	April 15, 2005
Supplemental Agreement No. 9	March 16, 2006
Supplemental Agreement No. 10	May 8, 2006
Supplemental Agreement No. 11	August , 2006

PA No. 2191	SA No. 10

Table 1-4

Aircraft Delivery, Description, Price and Advance Payments

			Detail Specification:	D6-38808-42-1	4th Qtr 2004
Airframe Model/MTOW:	737-700	154,500		(4/30/2004)	Forecast (F)
Engine Model:	CFM56 -7B22
Airframe Price:		**Material Redacted**	Airframe Price Base Year/Escalation Formula: Engine Price Base Year/Escalation Formula:	Jul-04 N/A	ECI-MFG/CPI N/A
Airframe Escalation Data:
Optional Features:		**Material Redacted**
Sub-Total of Airframe and Features:		**Material	Base Year Index (ECI):	**Material
		Redacted**		Redacted**
Engine Price (Per Aircraft):		**Material	Base Year Index (CPI):	**Material
		Redacted**		Redacted**
Aircraft Basic Price (Excluding BFE/SPE):		**Material Redacted**
Buyer Furnished Equipment (BFE) Estimate:		**Material Redacted**
Seller Purchased Equipment (SPE) Estimate:		**Material Redacted**

Refundable Deposit/Aircraft at Proposal Accept:		**Material Redacted**

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Manufacturer Serial Number	Escalation Estimate Adv Payment Base Price Per A/P	Advance Payment Per Aircraft Amts. Due/Mos. Prior to Delivery):
					At Signing 1%	24 Mos. 4%	21/18/12/9/6 Mos. 5%	Total 30%
**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**
**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**
**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**

Total:	3

COP — SA 11
Nov 07 — Sub from -700 to a -800	Boeing Proprietary	Page 1

Table 1-5

Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTOW:	737-8V3	174,200 pounds	Detail Specification:	D6-38808-1 Rev C, dated 5-4-05	4th Qtr 2005 Forecast (F)
Engine Model/Thrust:	CFM56 -7B26	26,400 pounds	Airframe Price Base Year/Escalation Formula:	Jul-04	ECI-MFG/CPI
Airframe Price:		**Material Redacted**	Engine Price Base Year/Escalation Formula:	N/A	N/A
Optional Features:		**Material Redacted**	Airframe Escalation Data:
Sub-Total of Airframe and Features:		**Material	Base Year Index (ECI):	**Material
		Redacted**		Redacted**
Engine Price (Per Aircraft):		**Material	Base Year Index (CPI):	**Material
		Redacted**		Redacted**
Aircraft Basic Price (Excluding BFE/SPE):		**Material Redacted**
Buyer Furnished Equipment (BFE) Estimate:		**Material Redacted**
Seller Purchased Equipment (SPE) Estimate:		**Material Redacted**

Refundable Deposit/Aircraft at Proposal Accept:		**Material Redacted**

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Manufacturer Serial Number	Escalation Estimate Adv Payment Base Price Per A/P	Advance Payment Per Aircraft Amts. Due/Mos. Prior to Delivery):
					At Signing 1%	24 Mos. 4%	21/18/12/9/6 Mos. 5%	Total 30%
**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**
**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**
**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**

Total:	3

COP — SA 11
Nov 07 — Sub from -700 to a -800	Boeing Proprietary	Page 2

The Boeing Company

P.O. Box 3707

Seattle, WA 98124-2207

6-1162-LAJ-982R3

COPA HOLDINGS, S.A.

Apartado 1572

Avenida Justo Arosemena y Calle 39

Panama 1, Panama

Subject:   Special Matters

Reference:  Purchase Agreement No. 2191 (the Purchase Agreement) between The Boeing Company (Boeing) and COPA HOLDINGS, S.A. (Customer) relating to Model 737 aircraft (the Aircraft)

This Letter Agreement amends and supplements the Purchase Agreement. This Letter Agreement supersedes and replaces in its entirety Letter Agreement 6-1162-MJB-0017. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement. In consideration of the Aircraft orders, Boeing provides the following to Customer.

1.  **Material Redacted**

2.  **Material Redacted**

3.  **Material Redacted**

4.  **Material Redacted**.

5.  **Material Redacted**

6.  **Material Redacted**

7.  **Material Redacted**

8.  **Material Redacted**

9.  **Material Redacted**

10.  **Material Redacted**

11.  **Material Redacted**

PA 2191	SA 11

12.  **Material Redacted**

13.  **Material Redacted**

14.  **Material Redacted**

15.  **Material Redacted**

16.  **Material Redacted**

17.  Confidentiality. Customer understands that certain commercial and financial information contained in this Letter Agreement are considered by Boeing as confidential. Customer agrees that it will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing, disclose this Letter Agreement or any information contained herein to any other person or entity.

ACCEPTED AND AGREED TO this

Date:	, 2006

THE BOEING COMPANY **Material Redacted**

By

Its	Attorney-In-Fact

COPA HOLDINGS, S.A.

By

Its	Chief Executive Officer

PA 2191	SA 11